As filed with the Securities and Exchange Commission on February 21, 2006

                                                 Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            SILVERSTAR HOLDINGS, LTD.
                     (formerly Leisureplanet Holdings, Ltd.)
             (Exact name of registrant as specified in its charter)

                  Bermuda                              Not Applicable
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

                         Clarendon House, Church Street
                             Hamilton HM CX, Bermuda
                                 (441) 295-1422
                    (Address of Principal Executive Offices)

               2004 Stock Incentive Plan of Silver Holdings, Ltd.,
                   Stock Option Agreement for Clive Kabatznik
                                       and
                    Stock Option Agreement for Joseph Abrams
                            (Full title of the plan)

                           Clive Kabatznik, President
                            Silverstar Holdings, Ltd.
                          1900 Glades Road - Suite 435
                              Boca Raton, FL 33431
                     (Name and address of agent for service)

                                 (561) 479-0040
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Henry I. Rothman, Esq.
                              Troutman Sanders LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

--------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED               PROPOSED
                                                   MAXIMUM                MAXIMUM
TITLE OF                  AMOUNT                   OFFERING               AGGREGATE              AMOUNT OF
SECURITIES                TO BE                    PRICE PER              OFFERING               REGISTRATION
TO BE REGISTERED          REGISTERED((1))          SHARE                  PRICE                  FEE
------------------------- ------------------------ ---------------------- ---------------------- -------------------
Common Stock, par value     450,000 shares(2)          $2.00(3)                $900,000.00         $ 96.30
$.01 per share

------------------------- ------------------------ ---------------------- ---------------------- -------------------
Common Stock, par value     180,000 shares(4)          $0.81(3)                 $145,800.00         $ 15.60
$.01 per share

------------------------- ------------------------ ---------------------- ---------------------- -------------------
Common Stock, par value     50,000 shares(5)            2.00(3)                 $100,000.00         $ 10.70
$0.01 per share

------------------------- ------------------------ ---------------------- ---------------------- -------------------
Common Stock, par value     950,000 shares(6)           1.38(7)                 $1,311,000.00       $ 140.28
$.01 per share

------------------------- ------------------------ ---------------------- ---------------------- -------------------
Total                                                                                               $ 262.88
------------------------- ------------------------ ---------------------- ---------------------- -------------------

(1) Pursuant to Rule 416(b) of the Securities Act of 1933 (the "Securities Act"), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 2004 Stock Incentive Plan, Stock Option Agreement dated January 2, 2005 between Silverstar Holdings, Ltd. and Clive Kabatznik and Stock Option Agreement dated July 1, 2004 between Silverstar Holdings, Ltd. and Joseph Abrams.

(2) Shares underlying options granted under the Stock Option Agreement, dated January 2, 2005, between Silverstar Holdings Ltd. and Clive Kabatznik.

(3) Calculated pursuant to Rule 457(h) of the Securities Act.

(4) Shares underlying options granted under the Stock Option Agreement, dated July 1, 2004, between Silverstar Holdings, Ltd. and Joseph Abrams.

(5) Shares underlying options already granted under the 2004 Stock Option Plan.

(6) Shares underlying options to be granted under the 2004 Stock Option Plan.

(7) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h) under the Securities Act, the average of the high and low prices of the Common Stock of Silverstar Holdings, Ltd as reported on the Nasdaq SmallCap Market on February 16, 2006.

                                     PART I.

                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants of the 2004 Stock Incentive Plan (the "2004 Plan"), Clive Kabatznik and Joseph Abrams as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the registrant with the Securities and Exchange Commission (Commission File No. 0-27494) pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the year ended June 30, 2005;

         (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005; and

         (c) The registrant's Current Reports on Form 8-K filed on September 23, 2005, October 18, 2005, October 26, 2005, October 27, 2005, November 4, 2005,
November 11, 2005 and February 16, 2006.

         (d) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed on January 4, 1996, including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Bermuda law and the registrant's Memorandum of Association and bye-laws, the directors, officers, liquidators and auditors of the registrant and their heirs, executors and administrators are indemnified and held harmless out of the assets of Silverstar Holdings, Ltd. from and against all actions, costs, charges, losses and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that they are not entitled to indemnification in respect of any willful negligence, willful default, fraud or dishonesty which may attach to them.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit             Description

Number

4.01     Memorandum of Association of the registrant(1)

4.02     Bye-Laws of the registrant(1)

*4.03 Stock Option Agreement dated January 2, 2005 between Silverstar Holdings, Ltd. and Clive Kabatznik

*4.04 Stock Option Agreement dated July 1, 2004 between Silverstar Holdings, Ltd. and Joseph Abrams

*4.05    2004 Stock Incentive Plan

*4.06    Form of Stock Option Agreement

*5.01 Opinion of Conyers Dill & Pearman, as to the legality of the Common Stock being offered

*23.01   Consent of Rachlin Cohen & Holtz LLP

*23.02   Consent of Conyers Dill & Pearman (contained in Exhibit 5.01)

*24.01 Power of attorney of certain officers and directors of the registrant (contained in the signature page)

--------------
(1) Incorporated by reference is the registrant's Registration Statement on Form S-1 (No. 33-99180) (filed on November 9, 1995), as amended on Form S-1/A No. 1, Form S-1/A No. 2, Form S-1/A No. 3 (filed on December 27, 1995, January 16, 1996 and January 24, 1996, respectively).

*        Filed herewith

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 21st day of February, 2006.

                                            SILVERSTAR HOLDINGS, LTD.


                                            By: /s/ Clive Kabatznik
                                                --------------------------------
                                                Clive Kabatznik
                                                President

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Michael Levy and Clive
Kabatznik his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                     Signature                                     Title                            Date
                     ---------                                     -----                            ----

 /s/ Michael Levy                                     Chairman of the Board                  February 21, 2006
 ---------------------------------------
 Michael Levy


 /s/ Clive Kabatznik                                  President, Vice Chairman,              February 21, 2006
 ---------------------------------------              Chief Executive Officer, Chief
 Clive Kabatznik                                      Financial Officer and Director


 /s/ John Grippo                                      Director                               February 21, 2006
 ---------------------------------------
 John Grippo


 /s/ Cornelius J. Roodt                               Director                               February 21, 2006
 ---------------------------------------
 Cornelius J. Roodt


 /s/ Douglas Brisotto                                 Director                               February 21, 2006
 ---------------------------------------
 Douglas Brisotto

                                  EXHIBIT INDEX

Exhibit
Number   Description
------   -----------

4.01     Memorandum of Association of the registrant(1)

4.02     Bye-Laws of the registrant(1)

*4.03 Stock Option Agreement dated January 2, 2005 between Silverstar Holdings, Ltd. and Clive Kabatznik

*4.04 Stock Option Agreement dated July 1, 2004 between Silverstar Holdings, Ltd. and Joseph Abrams

*4.05    2004 Stock Incentive Plan

*4.06    Form of Stock Option Agreement

*5.01 Opinion of Conyers Dill & Pearman, as to the legality of the Common Stock being offered

*23.01   Consent of Rachlin Cohen & Holtz LLP

*23.02   Consent of Conyers Dill & Pearman (contained in Exhibit 5.01)

*24.01 Power of attorney of certain officers and directors of the registrant (contained in the signature page)

--------------
(1) Incorporated by reference is the registrant's Registration Statement on Form S-1 (No. 33-99180) (filed on November 9, 1995), as amended on Form S-1/A No. 1, Form S-1/A No. 2, Form S-1/A No. 3 (filed on December 27, 1995, January 16, 1996 and January 24, 1996, respectively).

*  Filed herewith